UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2009

RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)      The employment of Mr. James Gerry, Managing Director - Municipal & Infrastructure Finance, terminated by mutual agreement with the Company effective April 18, 2009 as a result of the Company’s determination not to write any new business in the near term, as discussed more fully in the Company’s annual report on Form 10-K for the year ended December 31, 2008, filed on April 15, 2009 (the “10-K”). Mr. Gerry will be paid the compensation that he is entitled to receive upon a termination without “Cause”/for “Good Reason” under the Fourth Amended and Restated Employment Agreement between Mr. Gerry, RAM Holdings Ltd. and RAM Reinsurance Company Ltd., dated as of November 11, 2008 (the “Employment Agreement”). The terms of the Employment Agreement, including the terms regarding compensation upon termination without “Cause”/for “Good Reason” are disclosed in Part III, Item 11 of the 10-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: April 21, 2009	By:	/s/	Victoria W. Guest
		Name:	Victoria W. Guest
		Title:	General Counsel